AMENDED AND RESTATED EXPENSE SHARING AGREEMENT (MLIC)

This Amended and Restated Expense Sharing Agreement (MLIC) is entered into as of January 1, 2015 (the "Effective Date") CMFG Life Insurance Company, an Iowa life insurance company ("CMFG Life"), and MEMBERS Life Insurance Company, an Iowa life insurance company ("MLIC" and, with CMFG Life, the "Parties").

WHEREAS, CMFG Life and MLIC share common personnel and certain common facilities and services with each other;

WHEREAS, CMFG Life and MLIC wish to amend and restate their existing Expense Sharing Arrangement entered into as of December 31, 2013 (the "Prior Agreement") and replace it with this Agreement; and

WHEREAS, this Agreement is intended, subject to any required regulatory approvals, to supersede and replace any prior expense sharing and/or reimbursement agreement between the Parties.

NOW, THEREFORE, for good and valuable considerations, the Parties agree as follows:

1. Provision of Goods and Services. CMFG Life staff shall provide MLIC with certain administrative, logistic, accounting, legal, marketing, information and other services, and will directly or by procurement from third Parties, provide all goods and services MLIC requires to operate in the ordinary course of administering its business. CMFG Life shall provide MLIC with office space and use of office equipment in such amounts as MLIC shall require in the ordinary course of administering its business.

2.  Payments.

    a. MLIC shall reimburse CMFG Life the actual expenses related to the services, office space and equipment provided under this Agreement. Expenses for services, office space and equipment that require an allocation shall be allocated as agreed by both Parties as described on Exhibit A to this Agreement, attached hereto and incorporated herein by reference, consistent with SSAP 70.

    b. Reimbursements shall be due within 30 days of presentment in good order. Presentment shall occur monthly or at other times agreed upon by the Parties, but in no event less frequently than quarterly.

3. Oversight; Annual Review. Each Party shall maintain oversight for all goods and services provided to it hereunder. At least annually, the Parties hereto shall review the provision of goods and services hereunder to ensure that they have been provided in an acceptable manner.

4. Accounting Treatment. The parties understand and agree that all expenses reimbursed will be reflected on MLIC's books and records as expenses of MLIC.

5. Documents. MLIC will maintain copies of this Agreement and related supporting documents as required by applicable law and regulation, except to the extent such supporting documents are

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    maintained by CMFG Life. To the extent CMFG Life maintains supporting documents related to this Agreement, it shall do so in the manner and for the period for which MLIC would be required to maintain them under applicable law and regulation. CMFG Life shall provide MLIC and its auditors and regulators access to and/or copies of such supporting documentation upon request.

6.  Miscellaneous.

    a. Other Agreements. This Agreement supersedes any and all agreements, including the Prior Agreement, previously made by the parties relating to the subject matter hereof, and there are no understandings or agreements other than those incorporated in this Agreement. This Agreement also supersedes the provisions of the CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement, dated approximately the date of this Agreement, that apply to "Other Services" (as defined in such agreement).

    b. Term; Termination. This Agreement shall commence on the Effective Date and shall continue for an indefinite period until terminated by either Party upon 30 days' notice. This Agreement can be terminated upon shorter notice upon a material breach of this Agreement by the other Party. No Party shall have an automatic right to terminate this Agreement solely because the other Party has been placed in receivership or seized by an insurance commissioner or department. To the extent required by applicable law, notice of termination shall be provided to the Iowa Commissioner of Insurance.

    c.  Books and Records.

        i. Ownership of Records. All business records and reports, studies, documents and other information generated pursuant to or relating to this Agreement or the goods and services provided hereunder (the "Records") are and shall remain the property of the Party that created them.

        ii. Access to Records. Each Party shall make reasonably available to the other Party, their agents, attorneys and accountants, at all times during normal business hours, all applicable Records owned by it under subsection (c)(i). Each Party shall promptly respond to any questions from the other Party with respect to applicable Records and shall confer with one another at all reasonable times, upon request, concerning this Agreement and the Parties' applicable operations.

        iii. Insurers' Books and Records. Notwithstanding the foregoing, any books and records that are required, by applicable law, to be the property of a Party that is an insurance company shall be the property of that insurance company.

        iv. Other. Payments to and on behalf of each Party shall be properly reflected on the books and records of each Party, so as to be in compliance with applicable law and regulation.

    d. Indemnification. Each Party (the "Indemnitor") will indemnify the other Party (an "Indemnitee") and the Indemnitee's directors, shareholders, officers, agents and employees and

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        hold each of them harmless from and against any losses, damages, judgments and other costs, fees and expenses, including reasonable attorneys' fees, resulting from any breach by the Indemnitor of this Agreement or from the gross negligence, fraud or willful misconduct of employees and permissible contractors and agents of the Indemnitor.

    e. No Advancements. Except as explicitly contemplated by this Agreement, no Party shall make any advancement to the other Party hereunder. In no event may a Party hereunder make any advancements to the other Party, except to pay for services provided hereunder.

    f. Receivership of a Party. If a Party is placed in receivership or seized by an insurance commissioner or department, then (a) all rights of such Party shall extend to the appropriate insurance commissioner, receiver and/or insurance department and (b) all Records shall be made available to the insurance commissioner, receiver and/or insurance department and shall be turned over to the insurance commissioner, receiver and/or insurance department immediately upon request. If any Party is placed in receivership or seized by an insurance commissioner or department, then the other Parties shall continue to maintain any systems, programs and other infrastructure used or useful to provide the goods and services pursuant to this Agreement so long as such Party is receiving timely payments required by this Agreement; provided, however, that in such circumstances, the Parties shall have the termination rights set forth in the section titled "Term; Termination" above.

    g. Funds and Invested Assets. All funds and invested assets of a Party shall remain the exclusive property of such Party, and shall remain subject to the control of such Party.

    h. Governing Law. This Agreement shall be governed by the laws of the State of Iowa.

IN WITNESS WHEREOF, the undersigned, as duly authorized officers, have caused this Agreement to be executed on behalf of their respective companies.

CMFG LIFE INSURANCE COMPANY              MEMBERS LIFE INSURANCE COMPANY

/s/Alastair C. Shore                     /s/Timothy Graham

-------------------------------------    -------------------------------------

BY: Alastair C. Shore                    BY: Timothy Graham
    ---------------------------------        ---------------------------------

TITLE: EVP, CFO & Treasurer              TITLE: SVP, Finance
       ------------------------------           ------------------------------

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                                    EXHIBIT A

The purpose of this document is to describe the method used to determine the actual expenses to be reimbursed by MLIC to CMFG Life in accordance with the Amended and Restated Expense Sharing Agreement to which this is attached and fully incorporated.

MLIC will reimburse CMFG Life for all expenses paid on its behalf. Expenses paid on behalf of MLIC include those related to the development, management and sale of products which are underwritten by MLIC.

Other expenses reimbursable by MLIC to CMFG Life are corporate infrastructure, overhead and other allocated expenses. The allocations for these expenses are determined on a reasonable basis by CMFG Life, and detailed methodologies and documentation will be maintained by CMFG Life and agreed upon by MLIC.

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